SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant           ☒
Filed by a party other than the Registrant           ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☒  Definitive Additional Materials
☐  Soliciting Material Pursuant to section 240.14a-12

RC2 CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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RC2 Corporation	+
MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661
IMPORTANT ANNUAL STOCKHOLDERS' MEETING INFORMATION – YOUR VOTE COUNTS!

Stockholder Meeting Notice	123456	C0123456789	12345

Important Notice Regarding the Availability of Proxy Materials for the
RC2 Corporation Annual Meeting of Stockholders to be Held on May 7, 2009

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a printed copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/rcrc

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/rcrc to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and VOTE.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 27, 2009 to facilitate timely delivery.

Stockholder Meeting Notice

The Annual Meeting of Stockholders of RC2 Corporation will be held on Thursday, May 7, 2009, at the Chicago Marriott Oak Brook, 1401 West 22nd Street, Oak Brook, Illinois 60523, at 11:00 a.m., local time.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR proposals 1 and 2:
1.	The election of ten directors to serve until the 2010 Annual Meeting of Stockholders:
	John S. Bakalar	Michael J. Merriman, Jr.
	Thomas M. Collinger	Paul E. Purcell
	Robert E. Dods	Curtis W. Stoelting
	Peter J. Henseler	John J. Vosicky
	Linda A. Huett	Daniel M. Wright
2.	The ratification of the appointment of KPMG LLP, independent registered public accounting firm, as independent auditors of RC2 Corporation for the fiscal year ending December 31, 2009.
3.
The stockholders will take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
.

Directions to the RC2 Corporation 2009 Annual Meeting:

Location:	Chicago Marriott Oak Brook 1401 West 22nd Street Oak Brook, Illinois 60523

Directions:
From Chicago/ Midway- MDW; Cicero North to Rte. 55 South to Rte. 83 North. Turn right onto 22nd Street East. At the first traffic light turn right into the hotel parking lot.
From Chicago/O’Hare-ORD; Take I-294 South to I-88 West, and exit at Cermak Road/22 Street. Turn left onto 22nd Street, turn left at second traffic light into the hotel parking lot.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

—	Internet – Go to www.envisionreports.com/rcrc. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

—	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

—	Email – Send email to investorvote@computershare.com with “Proxy Materials RC2 Corporation” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse side, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive a paper copy for future meetings.

                    To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 27, 2009.